EXHIBIT 11.1




			       COMPUTATION OF EARNINGS PER SHARE




										Year Ended June 30,
							     ------------------------------------------
							      1995          1994           1993
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DATA AS TO EARNINGS:
Income (loss) before
cumulative effect of a           $   (846,856)  $ 4,298,116    $ 9,160,048
change in accounting for
income taxes

Less: preferred stock
dividends                          (2,080,380)   (2,080,380)    (2,080,380)
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Income (loss) before
cumulative effect
applicable to common
and common equivalent shares     $ (2,927,236)  $ 2,217,73     $ 7,079,668
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Cumulative effect of a change
in accounting for income taxes   $        ---   $4,149,000     $       ---
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DATA AS TO NUMBER OF COMMON
SHARES:

Weighted average shares
outstanding                        12,538,537   12,468,184      12,417,536

Common equivalent shares
relating to contingent issuance        35,877       85,298          98,108
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Average number of common shares
and common share equivalents       12,574,414   12,553,482      12,515,644
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PRIMARY EARNINGS PER COMMON
SHARE:

Income (loss) before cumulative
effect of a change in accounting
for income taxes                     $   (.23)      $  .18         $   .57

Cumulative effect of a change in
accounting for income taxes               ---          .33             ---
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Net Income (Loss)                    $   (.23)      $  .51         $   .57
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EARNINGS PER COMMON SHARE AND
COMMON SHARE EQUIVALENT
(Note 1, below):

Income (loss) before cumulative
effect of a change in accounting
for income taxes                     $   (.23)     $   .18         $   .57

Cumulative effect of a change in
accounting for income taxes               ---          .33             ---
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Net Income (Loss)                    $   (.23)     $   .51         $   .57
============================================================================

Note 1: Common share equivalents in the aggregate dilute the primary earnings per common share by less than 3 percent.